EXHIBIT 99.1

Synthesis Energy Systems, Inc. Announces Joint Project Development and Investment Agreement with China Environment State Investment Co., Ltd

  Industry-leading SES Gasification Technology Transforms All Grades of Coal, Coal Wastes, Renewable Biomass and Industrial Wastes into Clean Syngas
  Agreement Calls for 20 Projects in 5 Years in SES Industrial Energy Market Segments: Syngas as Industrial Fuel and Non-fuel Industrial Syngas including Hydrogen
  Initial 4 Identified Target Projects Range from $75M to over $400M Each in Estimated Installed Costs, with Minimum of 2 Target Projects to Complete Development Work in First Year

HOUSTON, March 28, 2016 (GLOBE NEWSWIRE) -- Synthesis Energy Systems, Inc. (SES) (NASDAQ:SYMX), the global leader of full-range feedstock flexibility in advanced energy gasification technology, producing clean and economical syngas to replace expensive imported natural gas and LNG based energy, announced a strategic Joint Project Development and Investment Agreement with China Environment State Investment Co., Ltd (CESI). CESI is a state-owned enterprise established in Beijing under the China Ministry of Environmental Protection that is charged with, and funded to, develop and invest in the energy conservation and environmental protection industry. SES and CESI have agreed to develop, jointly invest, and build a total of no less than 20 projects using SES Gasification Technology (SGT) over the next five years. Further, SES and CESI are targeting to bring a minimum of two projects through development within 12 months. Equity in the projects for investment by SES and CESI is expected to be owned 51% CESI, and 49% SES through SES’s wholly owned Hong Kong subsidiary, SES Clean Energy Investment Holdings Limited. This is the first of several equity participation collaborations SES is working on with governments and leading companies in China and internationally.

SES and CESI have identified a pipeline of potential projects and intend to focus initially on four target projects: an industrial fuel syngas project in Inner Mongolia for an industrial park, which is intended to be further expanded in Phase 2 to provide compressed natural gas and liquefied natural gas for transportation fuels; an industrial hydrogen and fuel syngas project in Shandong Province; and two industrial park syngas projects, in Shandong and Hebei provinces. The projects vary in size and the estimated total installed costs of the four projects range between $75 million to over $400 million per project.

“We are excited to be working with the China Environment State Investment Company and its dynamic and forward-looking Chairman Wang Wei, and to become an integral part of the Chinese government’s mandate to develop and invest in energy conservation and environmental protection. We look forward to working together on this groundbreaking and far-ranging joint venture, to help China achieve its clean energy goals,” said Lorenzo Lamadrid, SES Chairman of the Board.

“We are building on the success of our China joint venture plants and the Aluminum Corporation of China projects now in commissioning, and broadening the SES ownership base,” said DeLome Fair, SES President and CEO. “Our clean syngas is highly attractive to multiple industries in regions where natural gas is expensive or unavailable, such as China. This agreement with China Environment State Investment Company follows our strategic industrial growth model: to deploy SES’s clean energy technology through project participation in energy markets that are large and growing. This enhances the company’s value proposition, and enhances and propels our technology and equipment sales.”

The SES and CESI target projects are in energy-based industrial market segments: syngas for fuel gas and syngas for non-fuel sales, such as hydrogen. All target projects will be based on SGT and will use gasification feedstock ranging from all grades of locally sourced coal and coal wastes, including heretofore untapped lignite or brown coal, to biomass and municipal solid wastes, or a combination thereof.

Final investment decision criteria established by the parties is anchored on projected rates of return of 20% or greater; reliable fuel supply, and reliable product offtake contracts or customers. The financing structure for the target projects is expected to be up to 30% equity, 70% debt. SES is considering third party international infrastructure funds and funding vehicles, with an SES ownership interest and limited partners who would provide the equity in return for participation, to share in SES’s equity portion. CESI is responsible for securing project debt financing at a mutually agreed interest rate for each target project. Further, once target projects have been built, the intention of the parties is to sell them at an attractive multiple to the project’s earnings in order to secure the funding required to invest in more projects. CESI, through its affiliate, Yibin Paper Industry Co, Ltd., a company listed on the Shanghai Main Board (600793), has the priority right to acquire target projects over other high bidders under the same terms.

“CESI is excited to partner with SES to invest in the clean energy sector. The SES Gasification Technology has shown unmatched, superior performance for economic, clean energy, and all target projects are encouraged by the Chinese government,” said Wang Wei, CESI Chairman. “Together with SES, we will move swiftly to complete development work within 12 months on our first two target projects. This includes submission of project feasibility studies to the relevant government authority for approval. Due in large part to the early success of SES’s Aluminum Corporation of China industrial fuel projects, we are most eager to bring this advanced clean energy technology to benefit industrial customers and Chinese citizens alike in Inner Mongolia, and Shandong and Hebei provinces, and intend to replicate this cleaner energy model throughout our country.”

Terms of the agreement call for SES to prepare each target project’s internal analysis and financial model, coordinate project feasibility studies, environmental impact evaluation, and safety evaluation, and draft agreements for product offtake and input feedstock supply. SES and CESI will jointly negotiate the investment agreement with local government and with project JV partners, if applicable. CESI will take the lead in securing government support for the projects, government project approval and project financing.

The SES and CESI equity project will initially be governed by a management committee. The parties intend to form a Master Joint Venture (MJV) company in China, once the first target projects have been secured and approvals for the MJV can be obtained.

“Our aim is to bring clean energy technology to global markets where natural gas is expensive and where cleaner energy is needed to meet growing demand. Establishing a diverse installed base of earnings generating facilities, selling syngas as an industrial fuel gas or as SNG, and providing clean power via SGT with our iGAS platform is our strategic growth strategy. This is the first of many such equity participation projects and market segments we are pursuing. We look forward to bringing Growth With Blue Skies to points far and wide across China and along its Silk Road and, indeed, to developing regions throughout the world,” said Robert W. Rigdon, SES Vice Chairman.

About Synthesis Energy Systems, Inc.

Synthesis Energy Systems (SES) is a Houston-based technology company focused on bringing clean high-value energy to developing countries from low-cost and low-grade coal, biomass and municipal wastes through its proprietary gasification technology based upon U-Gas®, licensed from the Gas Technology Institute. The SES Gasification Technology (SGT) can produce clean, low-cost syngas for power generation, industrial fuel gas, chemicals and transportation fuels, replacing expensive natural gas and LNG based energy. SGT enables Growth With Blue Skies, and greater fuel flexibility for both large-scale and efficient small- to medium-scale operations close to fuel sources. Fuel sources include low-rank, low-cost high ash, high moisture coals, which are significantly cheaper than higher grade coals, many coal waste products, biomass, and municipal waste feedstocks. For more information, please visit: www.synthesisenergy.com.

About China Environment State Investment Co., Ltd

China Environment State Investment Co., Ltd (CESI), known in China as Zhonghuan Guotou, is a state owned enterprise established in Beijing under the China Ministry of Environmental Protection. CESI is focused on energy conservation and environmental protection, is devoted to developing and investing in the energy conservation and environmental protection industry. CESI has more than ten subsidiaries under its umbrella, currently focusing on four segments: waste water treatment, utilization of solid waste, clean energy, and city centralized heating.

SES Forward-Looking Statements

This press release includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact are forward-looking statements. Forward-looking statements are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Among those risks, trends and uncertainties are our ability to develop and expand business of the Tianwo-SES joint venture in the joint venture territory; our ability to successfully partner our technology business; our ability to develop our power business unit and marketing arrangement with GE and our other business verticals, including DRI steel, through our marketing arrangement with Midrex Technologies, and renewables; our ability to successfully develop the SES licensing business; events or circumstances which result in an impairment of assets, including, but not limited to, at our ZZ Joint Venture; our ability to reduce operating costs; our ability to make distributions and repatriate earnings from our Chinese operations; our limited history, and viability of our technology; commodity prices, including in particular methanol, and the availability and terms of financing; our ability to obtain the necessary approvals and permits for future projects; our ability to raise additional capital, if any, and our ability to estimate the sufficiency of existing capital resources; the sufficiency of internal controls and procedures; and our results of operations in countries outside of the U.S., where we are continuing to pursue and develop projects. Although SES believes that in making such forward-looking statements our expectations are based upon reasonable assumptions, such statements may be influenced by factors that could cause actual outcomes and results to be materially different from those projected by us. SES cannot assure you that the assumptions upon which these statements are based will prove to have been correct.

Contact:

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